UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2014

Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3040 Post Oak Boulevard, Suite 300 Houston, Texas 77056
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (713) 332-8400
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

    On March 13, 2014, Carriage Services, Inc. (“we,” “us” or “our”) executed a purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers, collectively referred to herein as the Initial Purchasers, under which we agreed to issue $125.0 million aggregate principal amount of our 2.75% Convertible Subordinated Notes due 2021, (the “notes”), plus up to an additional $18.75 million of notes if the initial purchasers exercised their option to purchase additional notes. On March 14, 2014, the Initial Purchasers exercised this option in full to purchase additional notes. We issued $143.75 million aggregate principal amount of notes to the Initial Purchasers on March 19, 2014. The description of the Purchase Agreement in this report is a summary only, is not necessarily complete, and is qualified by the full text of the Purchase Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.
We used a portion of the net proceeds from the offering to repurchase an aggregate of approximately $54.3 million in principal amount of our existing convertible junior subordinated debentures in individually negotiated purchases at an average price of $50.70 per $50 in principal amount.

The Notes and the Indenture
The notes are governed by an indenture dated as of March 19, 2014 between Wilmington Trust, National Association, as Trustee and us (the “Indenture”). The description of the notes and the Indenture in this report is a summary only and is qualified by the full text of the Indenture filed herewith as Exhibit 4.1 and incorporated herein by reference.
The notes bear interest at a rate of 2.75% per annum. Interest on the notes accrues from March 19, 2014 and is payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2014. We will pay additional interest, if any, under the circumstances described in the Indenture.
The notes will mature on March 15, 2021, unless earlier converted or purchased by us. Holders may convert their notes at their option at any time prior to December 15, 2020 if one or more of the following conditions has been satisfied: (1) during any fiscal quarter (and only during such fiscal quarter) commencing after March 31, 2014, if, for at least 20 trading days, (whether or not consecutive) during the 30 consecutive trading day period ending on the last trading day of the immediately preceding fiscal quarter, the last reported sale price of our common stock for such trading day is greater than or equal to 130% of the applicable conversion price on such trading day; (2) during the five consecutive business day period immediately following any five consecutive trading day period (the “measurement period”), in which, for each trading day of the measurement period, the “trading price” (as defined in the Indenture) per $1,000 principal amount of notes for such trading day was less than 98% of the product of the last reported sale price of our common stock for such trading day and the applicable conversion rate on such trading day; or (3) upon the occurrence of specified corporate transactions described in the Indenture. Holders may also convert their notes at their option at any time beginning on December 15, 2020, and ending at the close of business on the business day immediately preceding the maturity date.
Upon conversion, we will satisfy our conversion obligation by paying cash up to the aggregate principal amount of the note being converted and pay or deliver, as the case may be, cash, shares of our common stock or a combination thereof, at our election, in respect of the remainder, if any, of our conversion obligation in excess of the principal amount of the note being converted. Notwithstanding the foregoing, the number of shares we deliver per $1,000 principal amount of converted notes in respect of any VWAP trading day will be subject to the NYSE share cap as described in the Indenture. We will not be required to pay any cash in lieu of the shares that we do not deliver as a result of the NYSE share cap.
The initial conversion rate of the notes is 44.3169 shares of our common stock per $1,000 principal amount of notes, equivalent to an initial conversion price of approximately $22.56 per share of common stock. The conversion rate is subject to adjustment upon the occurrence of certain events as described in the Indenture.
If we undergo a “fundamental change” (as defined in the Indenture), subject to certain conditions, a holder will have the option to require us to purchase all or a portion of its notes for cash. The fundamental change purchase price will equal 100% of the principal amount of the notes to be purchased, plus any accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.
We may not redeem the notes at our option prior to their maturity on March 15, 2021.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information under Item 1.01 is incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities.
The information under Item 1.01 is incorporated herein by reference.

Item 8.01    Other Events.
On March 13, 2014, we announced the pricing of our private offering of $125.0 million aggregate principal amount of the notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), with a 30-day option to the initial purchasers to purchase up to an additional $18.75 million aggregate principal amount of the notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.
On March 17, 2014, we announced that we called for redemption all of our outstanding 7% Convertible Junior Subordinated Debentures due 2029 (the “Debentures”) held by Carriage Services Capital Trust (“Carriage Trust”) for redemption on April 16, 2014 at a price of $50 per $50 principal amount of the Debentures being redeemed, plus accrued and unpaid interest to the redemption date. In connection with our redemption of the Debentures, Carriage Trust will redeem its outstanding 7% Convertible Preferred Securities, Term Income Deferrable Equity Securities (the “TIDES”) at an equivalent redemption price on the same redemption date.
On March 19, 2014, we announced the closing of our private offering of $143.75 million aggregate principal amount of the notes, including the notes sold pursuant to the exercise of the initial purchasers’ option, that were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 8.01.
The press releases filed as Exhibits 99.1 and 99.2 shall not constitute offers to sell or solicitations of offers to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements And Exhibits.

(d) Exhibits. The following are furnished as part of this current report on Form 8-K:

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of March 19, 2014, by and among Carriage Services, Inc. and Wilmington Trust, National Association, as Trustee.

10.1
Purchase Agreement dated March 13, 2014 by and among Carriage Services, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers named in Schedule A thereto.

99.1	Press Release, dated March 13, 2014

99.2	Press Release, dated March 19, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARRIAGE SERVICES, INC.

Date: March 19, 2014    By: /s/ L. William Heiligbrodt
L. William Heiligbrodt
Executive Vice President and Secretary
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of March 19, 2014, by and among Carriage Services, Inc. and Wilmington Trust, National Association, as Trustee.

10.1
Purchase Agreement dated March 13, 2014 by and among Carriage Services, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers named in Schedule A thereto.

99.1	Press Release, dated March 13, 2014

99.2	Press Release, dated March 19, 2014